                                                                   EXHIBIT 4.4

      THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

                                   WARRANT
              WARRANT TO PURCHASE 323,500 SHARES OF COMMON STOCK
                                      OF
                      SONUS COMMUNICATION HOLDINGS, INC.
                       DATE OF ISSUANCE: MARCH 29, 2000

THIS CERTIFIES that, for value received, Ferris, Baker Watts, Incorporated, a ________________ corporation, or its assigns ("Warrant Holder") is entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), at the price per share set forth in Section 8 hereof, the number of shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), set forth in Section 7 hereof. This Warrant is referred to herein as the "Warrant" and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as "Warrant Shares".

      Section 10. Exercise of Warrant. To exercise this Warrant in whole or in part, WARRANT HOLDER shall deliver to the Company at its principal office,
(a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the WARRANT HOLDER's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty
(20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided the Warrants specified in such notice have vested on or prior to the date such notice is delivered. If WARRANT HOLDER elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to WARRANT HOLDER a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates issued in the name of Warrant Holder. If stock certificates are issued in a name other than Warrant Holder, Warrant Holder shall pay any additional expenses. This Warrant will expire at 5:00 EST on March 28, 2005 (the "Expiration Date").

      Section 11. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      Section 12. Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

  Transfer of Warrant and Warrant Shares. WARRANT HOLDER may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

  Rights of WARRANT HOLDER. No provision of this Warrant shall be construed as conferring upon WARRANT HOLDER the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by WARRANT HOLDER to exercise this Warrant, and no enumeration herein of the rights or privileges of WARRANT HOLDER, shall give rise to any liability of WARRANT HOLDER for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

  Number of Warrant Shares. This Warrant shall be exercisable for up to 323,500 shares of the Company's Common Stock, as adjusted in accordance with this Agreement.

  Exercise Price; Redemption; Adjustment of Warrants.

         Determination of Exercise Price. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to Two Dollars ($2.00).

         (c) Adjustments for Stock Dividends, Distributions and Subdivisions. If the Company at any time or from time to time after the original issue date shall declare or pay any dividend or distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then the number of shares of Common Stock into which this Warrant is exercisable shall be increased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the stock dividend, distribution or subdivision, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of

Common Stock issued and outstanding after giving effect to such stock dividend, distribution or subdivision, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such stock dividend, distribution or subdivision. If the outstanding shares of Common Stock shall be divided or increased because of a stock dividend or distribution, by stock split or otherwise, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend, distribution or division shall, concurrently with the effectiveness of such division, dividend or distribution, be proportionately decreased.

      (d) Adjustments for Combinations or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which this Warrant is exercisable shall be decreased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to combination or consolidation, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such combination or consolidation, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such combination or consolidation. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

      (e) Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance.

      (f) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.

      (g) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant to the Warrant Holder, in whole or in part.

      (h) Cashless Exercise. WARRANT HOLDER shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise", (in a written request similar in form to Exhibit B attached) in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to this Warrant in accordance with the formula set forth below so that the number of Warrant Shares to be issued to WARRANT HOLDER as a result of a Cashless Exercise shall therefore be:



         (Fair Market Value Per Share - Exercise Price per Warrant Share    X
the number of Warrant
         Fair Market Value Per Share
Shares otherwise

issuable


Within ten (10) days of receipt of an election to exercise this Warrant specifying a Cashless Exercise, the Company shall provide to Warrant Holder in writing its determination of the fair market value per share of Common Stock. "Fair Market Value" means the average closing price of a share of Common Stock for the five (5) consecutive trading days preceding such date on the principal national securities exchange (including the Nasdaq National Market and Small Cap Market) on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange (including the Nasdaq National Market or Small Cap Market), the average of the closing prices during such 5-day period in the over-the-counter market as furnished by Nasdaq.

      (i) Fractional Shares. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

      Section 9. Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that WARRANT HOLDER shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock

      Section 10.      Piggy Back Registration Rights.

               a) Definitions. As used herein the following defined terms shall have the following respective meanings:

                       (i) "Common Stock" has the meaning set forth in the Recitals.

                       (ii) "Holder(s)" means the holder(s) of Warrants or Warrant Shares.

                       (ii) "Indemnified Party" has the meaning set forth in Section 10(f)(iii).

                       (iii) "Indemnifying Party" has the meaning set forth in Section 10(f)(iii).

                       (iv) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

                       (v) "Prospectus" means a preliminary and definitive prospectus and all amendments and supplements thereto.

                       (vi)    "SEC" means the Securities and Exchange
Commission.

                       (vii) "Securities Act" means the Securities Act of 1933, as amended.

               b.  Piggy Back Registration.

                          (i) If the Company shall hereafter determine to
register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Common Stock to the general public pursuant to a public offering (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto or forms analogous therewith and except for the registration statement on Form SB-2 filed December 7, 1999), the Company will: (A) give to each Holder written notice thereof (the "Filing Notice") at least 30 days before filing; provided, however, in the case of a registration statement on Form SB-1, the Company shall be required to give each Holder written notice of the proposed filing thereof promptly after a decision to make such filing has been made and in no event less than ten business days prior to filing; and (B) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, the Warrant Shares specified in a written request or requests by the Holders, made within 15 days after delivery of the Filing Notice, or, in the case of a registration statement on Form SB-1, within seven business days after receipt of the Filing Notice, by any Holder(s), except to the extent limited by the other terms of this Section 10.

                          (ii) The right of any Holder to registration
pursuant to this Section 10 shall be conditioned upon such Holder's participation in the underwriting (if an underwriting is pursued). All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, which shall contain standard lock-up provisions which will be negotiated with the lead underwriter in writing. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the Company shall so advise all Holders of Warrant Shares which would otherwise be registered and underwritten pursuant hereto, and the Company shall include in such registration first the number of securities requested to be sold by the Company together with the number of securities requested to be sold by the security holders exercising demand registration rights with respect to such registration, if any, and the number of securities requested to be sold by security holders exercising registration rights superior to the registration rights of the Holders, then the number of Shares requested to be included in the registration which, in the opinion of such underwriter, can be sold, pro rata among all Holders thereof and all other shareholders of the Company that have other contractual rights with respect to the registration of securities held by such shareholders (the "Other Holders") in proportion, as nearly as practicable, to the respective amounts of securities held by such Holders and Other Holders at the time of filing the registration statement, with further proportional allocations among the Holders and Other Holders if any such Holder or Other Holder has requested less than all such Shares it is entitled to register

                c.        Demand Registration.

                          (i)  Subject to the terms and conditions of this
Warrant, Holders of not less than fifty one percent (51%) of the aggregate number of Warrant Shares issuable upon exercise of this Warrant (and all other Warrants issued upon transfer of this Warrant) may request, by delivering to the Company written notice making such request and signed by such Holders (the "Demand Notice"), that the Company file a registration statement under the Securities Act on an appropriate form covering the Warrant Shares requested to be included in such registration in accordance with the terms of this Section 10(c).

                          (ii) Within 20 days after receipt of a Demand Notice
determined to be sufficient by the Company, the Company shall send a written notice (the "Company Demand Notice") to all Holders other than Holders having signed the Demand Notice (the "Other

Holders") inquiring whether such Holders wish their Warrant Shares to be registered in such registration. The Company shall use its best efforts to file, as soon as practicable following the date of the Company Demand Notice, a registration statement covering the Warrant Shares specified in the Demand Notice and in written responses delivered to the Company by the Other Holders, which written responses must be delivered within 20 days after receipt by the Other Holder(s) of the Company Notice. The Company shall furnish each Holder and Other Holder desiring to sell its Warrant Shares such number of Prospectuses as may be reasonably requested.

                          (iii) Anything to the contrary in this Section 10
notwithstanding: (i) the Company is not and shall not be obligated to file any registration statement (A) until the date which is sixty (60) days after the date hereof, or (ii) the Company shall not be obligated to file any registration statement if the Company, in the exercise of its reasonable good faith judgement, determines that such registration would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or because public disclosure thereof would be required prior to the time such disclosure might otherwise be required, in which case the Company shall delay the registration request for only as long as would be required to disclose the event at issue.

                          (iv)  The Company shall be obligated to prepare and
file no more than one registration statement pursuant to this Section 10(c).

                          (iv)  In the event of an underwritten offering, the
managing underwriter or underwriters of an underwritten public offering covered by these demand registration rights shall be selected by the Company and be reasonably acceptable to Holders of a majority of Warrant Shares to be included in the registration.

                          (v) If any Holder's Warrant Shares are to be
included in any registration statement, such Holder shall furnish to the Company such information as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Warrant.

                 d. Expenses of Registration. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay fees of legal counsel of the Holders, or underwriters' commissions relating to the Warrant Shares. e. Registration Procedures. In the case of each registration effected by the Company pursuant to this Warrant, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof. Other than with respect to a registration statement filed upon exercise of the demand registration rights set forth in Section 10(c) hereof, the Company may decline to file a registration statement after giving notice to each Holder, or withdraw any registration after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn registration. Upon receipt of written notice from the Company that any registration statement or Prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or Prospectus or necessary to make the statements in a registration statement or Prospectus not misleading, each Holder shall forthwith discontinue disposition of Warrant Shares until such Holder has received copies of the supplemented or amended Prospectus, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Shares current at the time of receipt of such notice.

                 f.  Indemnification.

                          (i)  The Company will indemnify each Holder of
Warrant Shares included in the registration, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this Warrant, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (each a "Misstatement") or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, for any legal and any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder or any such officer, director, partner, employee, or controlling person and shall survive any transfer by the same of the Shares. The foregoing notwithstanding, the Company shall not be liable to the extent that any such claim, loss, damage or liability arises out of or is based upon a Misstatement or alleged Misstatement made in any Prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Shares giving rise to such claim, loss, damage or liability and (ii) the Prospectus would have corrected such Misstatement. In addition, the Company shall not be liable to the extent that any such claim, loss, damage or liability arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (i) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased Shares from such Holder and who is asserting such claim, loss, damage or liability.

                          (ii)  Each Holder will, if Shares held by or
issuable to such Holder are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, each person who controls the Company, and each other such Holder, each of such other Holder's officers, directors, partners and employees, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, Prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees or persons for any legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Shares sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such Holder.

                          (iii) Each party entitled to indemnification under
this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (which approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 6 unless such failure shall have had a material adverse effect on the Indemnifying Party's ability to defend such claim.

                          (iv)  The Indemnified Party shall make no settlement
of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under any indemnity contained in this Section without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this Section, the Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

                          (v)  The indemnification payments required pursuant
to this Section 10 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

                 g. Information by Holder. The Holder or Holders of Warrant Shares included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such registration statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

                 h. Termination. The registration rights granted pursuant to this Section 10 shall terminate with respect to any Holder on the date on which the Holder may sell such Holder's Warrant Shares pursuant to Rule 144 under the Securities Act or, with respect to any such Holder, on the date on which such Holder's Warrant Shares have been registered pursuant to a registration statement filed with the SEC and which has become effective.

      Section 11. Representations and Warranties of the Company. The Company hereby represents and warrants to Warrant Holder as follows as of the date hereof:

                 a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business, and is in good standing, in each U.S. jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

                 b. Capitalization. The authorized capital of the Company consists of 100,000,000 shares of common stock and, on the date hereof, 7,098,071 shares of Common Stock are issued and outstanding.

                 c. Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Warrants, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite power and authority to enter into this Agreement.

      Section 12. Representations and Warranties of Warrant Holder. Warrant Holder hereby represents and warrants to the Company as follows as of the date hereof:

                 a. Organization; Good Standing; Power and Authority; Binding Obligation. Warrant Holder has full power and authority to enter into this Agreement, and, if Warrant Holder is a corporation (i) such Warrant Holder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of WARRANT HOLDER necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of WARRANT HOLDER hereunder has been taken, and WARRANT HOLDER has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Warrant Holder and, assuming due authorization, execution and delivery by the Company, constitutes Warrant Holder's valid and legally binding obligation enforceable against WARRANT HOLDER in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

                 b. Purchase Entirely for Own Account, Etc.. The Warrants and shares of Common Stock underlying the Warrants (the "Warrant Shares") to be purchased by Warrant Holder hereunder will be acquired for investment for Warrant Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Warrant Holder has no present intention of selling, granting any participation in, or otherwise distributing the Warrants or the Warrant Shares. Warrant Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Warrants or the Warrant Shares. WARRANT HOLDER has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Warrants or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Warrant Holder's particular financial situation. WARRANT HOLDER has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Warrants and Warrant Shares.

                 c. Disclosure. Warrant Holder has received or reviewed all the information which such Warrant Holder has requested for the purposes of determining the merits of the Warrants as an investment. Warrant Holder has read and understands the Risk Factors attached to this Warrant as Exhibit A. Warrant Holder has had an opportunity to ask questions and receive answers from the Company regarding Sonus, the Company and their respective business, operations and financial condition and the terms and conditions of this Warrant, and answers have been provided to Warrant Holder's full satisfaction. Warrant Holder has fully reviewed all corporate and governance documents of the Company and such other documents, which Warrant Holder feels is necessary or appropriate prior to purchase of the Warrant, understands all relevant terms and has asked all questions and received answers thereto to Warrant Holder's full satisfaction. If deemed necessary by Warrant Holder, Warrant Holder has consulted with a professional advisor who has provided Warrant Holder with advice concerning terms. WARRANT HOLDER ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE WARRANTS AND WARRANT SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH ON EXHIBIT A, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. WARRANT HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS ONLY A LIMITED PUBLIC MARKET FOR THE WARRANT SHARES OF THE COMPANY. THERE IS NO ASSURANCE THAT THE COMPANY'S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE OR THAT A MORE LIQUID PUBLIC MARKET FOR THE WARRANT SHARES WILL DEVELOP AT ANY TIME.

                 d. Accredited Investor. Warrant Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The information provided by Warrant Holder on the Statement of Accredited Investor, attached hereto as Exhibit B, is true, correct and complete in all respects. Warrant Holder is capable of bearing the economic risk of an investment in the Warrants, including the possible loss of Warrant Holder's entire investment. Warrant Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Warrant offered hereby. If other than an individual, Warrant Holder has not been organized solely for the purpose of acquiring the Warrants.

                 e. Restricted Securities. Warrant Holder understands that the Warrants received hereunder, as well as the Warrant Shares, are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Shares and Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. Warrant Holder is familiar with Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. Warrant Holder also acknowledges that the Warrants and Warrant Shares are subject to significant restrictions on transfer, pledge or hypothecation.

                 f. Legends. It is understood that certificates or other evidence of the Warrants and Warrant Shares may bear the following legend, as well as any legend required by the laws of any state:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933."

                 g. Consents and Approvals; No Conflict. (i) The execution and delivery of this Agreement by WARRANT HOLDER does not, and the performance of this Agreement by WARRANT HOLDER will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

                          (ii) The execution, delivery and performance of this
Agreement by WARRANT HOLDER does not (A) in the case of any Warrant Holder that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Warrant Holder, or (B) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to WARRANT HOLDER.

      Section 13.    Miscellaneous.

                 (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

                 (c) Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

                 (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 (e) Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

                          i.  if to the Company, addressed to SONUS
COMMUNICATION HOLDINGS, INC., 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209, Attention: W. Todd Coffin, with a copy to Cecil E. Martin, III, Esquire, McGuire, Woods Battle & Booth LLP, Seven Saint Paul Street, Suite 1000, Baltimore, Maryland 21202- 1626, or at such other address as the Company may designate by notice to Warrant Holder in accordance with the provisions of this Section; and

                          ii.  if to WARRANT HOLDER, at the address indicated
on the signature pages hereof, or at such other addresses as Warrant Holder may designate by notice to the Company in accordance with the provisions of this Section.

                 (f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and Warrant Holder.

                 (g) Entire Agreement. This Agreement and the Subscription Agreement (including the exhibits and schedules hereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

      IN WITNESS WHEREOF, the undersigned hereby sets his hand and seal this 29th day of March, 2000.

                              SONUS COMMUNICATION HOLDINGS, INC.

                              By: /s/ Richard D. Rose
                                  ------------------------------------
                              Name: Richard D. Rose
                              Title:  Chief Financial Officer


                              FERRIS, BAKER WATTS, INCORPORATED


                              By:
                                  ------------------------------------
                              Name:

                              Title:

                              Address:
                                      --------------------------

                                      --------------------------

                                      --------------------------






                               EXERCISE NOTICE


Dated: _____________________

      The undersigned hereby irrevocably elects to exercise his, her or its right to purchase _________ shares of the common stock, $.0001 par value per share (the "Common Stock"), of SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), such right being pursuant to a Warrant issued March 29, 2000, and as issued to the undersigned by the Company, and remits herewith the sum of $______ in payment for same in accordance with the Exercise Price specified in Section 8 of said Warrant.
               15           ASSIGNMENT FORM

Dated: _____________________

      For value received ____________________ hereby sells, assigns and transfers unto

      Name: ____________________________________________
                       (Please typewrite or print block letters)

      Address:
               ____________________________________________

               ____________________________________________

    and appoints:  ____________________________________________

                   ____________________________________________


Attorney to transfer the said Warrant on the books of SONUS COMMUNICATION HOLDINGS, INC. with full power of substitution in the premises.

                                     Signature: ______________________________

                            CASHLESS EXERCISE FORM


To:      Sonus Communication Holdings, Inc


The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the attached Warrant with respect to __________________ Warrant Shares, as provided for in Section 8 (h) thereof.

Please issue a certificate or certificates for such shares of Common Stock issuable pursuant hereto in the name of the Warrant Holder as also shown below. Please pay in cash any fractional share that results from such calculation.


Note:    The signature below should correspond exactly with the name shown on page one of the Warrant as Warrant Holder.



Date:                                         Name:
     -----------------------------------           ----------------------------
                                                      (Please print name)

Social Security Number or
Other tax identification number:


----------------------------------------              -------------------------
                                                      Signature

                                  EXHIBIT A
                                 RISK FACTORS

         The risk factors included in the Form SB-2/A filed with the Securities and Exchange Commission on March 22, 2000 are incorporated by reference into this warrant.


                                  EXHIBIT B
                       STATEMENT OF ACCREDITED INVESTOR

To:      SONUS COMMUNICATION HOLDINGS, INC. (the "Company")

Ladies and Gentlemen:

         The undersigned hereby refers to the Warrants executed and delivered to the Company by the undersigned as of the date herewith. In connection with the issuance of the Warrants, the undersigned hereby represents and warrants that such individual or entity meets at least one of the tests listed on the attached Addendum I for an "accredited investor" (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as
amended). Dated:                        ,  2000

                                       Very truly yours,

                                       FERRIS, BAKER WATTS, INCORPORATED


                                       -----------------------------------
                                       Authorized Signature
                                       Name:
                                       Title:

                                  ADDENDUM I

         NOTE: "Accredited Investors" are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors. Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards, or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

         You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the "Securities Act") if you meet any of the following tests:

FOR INDIVIDUALS ONLY

         1. You are a director or an executive officer of SONUS COMMUNICATION HOLDINGS, INC. An "executive officer" is the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for SONUS COMMUNICATION HOLDINGS, INC.

                                      OR

         2. You had individual income (exclusive of any income attributable to your spouse) of more than $200,000 in 1998 and 1999 and reasonably expect to have an individual income in excess of $200,000 in 2000, or your spouse and you had a joint income in excess of $300,000 in 1998 and 1999, and you reasonably expect to have a joint income in excess of $300,000 in 2000. For purposes hereof, income means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (i) the amount of any tax exempt interest income under Section 103 of the Internal Revenue Code (the "Code") received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. In determining personal income, however, unrealized capital gains should not be included.

                                      OR

         3. You have an individual net worth, or your spouse and you have a combined net worth, in excess of $1,000,000. For purposes of this statement, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

FOR TRUSTS ONLY

         4. The Trust has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of SONUS COMMUNICATION HOLDINGS, INC., and the purchase of such securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

FOR CORPORATIONS, PARTNERSHIPS OR OTHER PURCHASING ENTITIES

         5. Any corporation, partnership, limited liability company or limited liability partnership not formed for the specific purpose of acquiring securities of SONUS COMMUNICATION HOLDINGS, INC., with total assets in excess of $5,000,000.


                                      OR

         6.    All equity owners of the purchasing entity are Accredited
               Investors.